Exhibit 99.1
For Release on October 28, 2009
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER 2009
FINANCIAL RESULTS
New York, NY — October 28, 2009 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs” and “Philadelphia Sports Clubs,” announced its results for the third quarter ended September 30, 2009.
3rd Quarter Overview:
•	Revenue decreased 6.0% to $120.4 million compared to Q3 2008.

•	Comparable club revenue decreased 7.0% compared to Q3 2008.

•	Total member count was 494,000 at September 30, 2009, a decrease of 25,000 or 4.8% compared to September 30, 2008.

•	Membership attrition averaged 4.2% per month compared to 3.6% in Q3 2008 and 3.7% in Q2 2009.

•	Loss per diluted share was $0.07.

•	Results reflected fixed asset impairment charges, net of taxes, of $2.0 million offset by one-time tax benefits of $200,000. These items reduced earnings per diluted share by $0.08.
Alex Alimanestianu, Chief Executive Officer of TSI, commented: “Our third quarter results were in line with our expectations, and we are encouraged that new member sign-ups for the quarter were somewhat better than expected. With that said, membership declines over the past year will continue to weigh on our earnings results into the fourth quarter and next year. We will maintain our focus on controlling expenses and limiting expansion capital expenditures while continuing to enhance and differentiate our member experience. Overall, we remain committed to our business strategy, and we are confident in the teams we have supporting our effort throughout the organization. We look forward to benefiting from stronger operations and an improving economy.”
Quarter and Year-to-Date September 30, 2009 Financial Results:
Revenue (in $000’s) was comprised of the following:

	Quarter Ended September 30,				Year-to-Date September 30,
	2009		2008		2009		2008
	Revenue	% Revenue	Revenue	% Revenue	Revenue	% Revenue	Revenue	% Revenue
Membership dues	$95,400	79.2%	$101,025	78.9%	$294,465	79.4%	$301,696	78.6%
Initiation fees	3,113	2.6%	3,505	2.7%	9,622	2.6%	10,393	2.7%

Membership revenue	98,513	81.8%	104,530	81.6%	304,087	82.0%	312,089	81.3%

Personal training revenue	13,526	11.2%	14,871	11.6%	43,696	11.7%	47,712	12.4%
Other ancillary club revenue	7,243	6.0%	7,281	5.7%	19,587	5.3%	19,517	5.1%

Ancillary club revenue	20,769	17.2%	22,152	17.3%	63,283	17.0%	67,229	17.5%
Fees and other revenue	1,167	1.0%	1,427	1.1%	3,700	1.0%	4,504	1.2%

Total revenue	$120,449	100.0%	$128,109	100.0%	$371,070	100.0%	$383,822	100.0%

Period-over-period revenue variances:

	Q3 2009 vs.	YTD 2009 vs. YTD
	Q3 2008	2008
	% Decrease	% Increase (Decrease)
Membership dues	(5.6)%	(2.4)%
Initiation fees	(11.2)%	(7.4)%
Membership revenue	(5.8)%	(2.6)%
Personal training revenue	(9.0)%	(8.4)%
Other ancillary club revenue	(0.5)%	0.4%
Ancillary club revenue	(6.2)%	(5.9)%
Fees and other revenue	(18.2)%	(17.9)%
Total revenue	(6.0)%	(3.3)%
Total revenue for Q3 2009 decreased $7.7 million or 6.0% compared to Q3 2008. For Q3 2009, revenues increased $5.1 million at the 22 clubs opened or acquired subsequent to September 30, 2007, offset by decreases in revenue of 9.1% or $10.8 million at our clubs opened or acquired prior to September 30, 2007 and $2.0 million related to the 11 clubs that were closed subsequent to September 30, 2007.
Total revenue for the nine months ended September 30, 2009 decreased $12.8 million or 3.3% compared to the nine months ended September 30, 2008. Revenue increased $19.4 million at the 22 clubs opened or acquired subsequent to September 30, 2007, offset by decreases in revenue of 7.4% or $26.5 million at clubs opened or acquired prior to September 30, 2007 and $5.6 million related to the 11 clubs that were closed subsequent to September 30, 2007.
Revenue at clubs operated for over 12 months (“comparable club revenue”) decreased 7.0% in Q3 2009 compared to Q3 2008 and 5.1% in the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008.
Operating expenses:

	Quarter Ended September 30,			Year-to-Date September 30,
	2009	2008	Expense %	2009	2008	Expense %
	Expense % of Revenue		Incr (Decr)	Expense % of Revenue		Incr (Decr)
Payroll and related	39.4%	38.3%	(3.4)%	39.5%	38.1%	0.2%
Club operating	37.9%	34.7%	2.7%	37.1%	33.5%	6.8%
General and administrative	6.7%	6.8%	(6.8)%	6.4%	6.8%	(7.6)%
Depreciation and amortization	11.9%	10.5%	6.9%	11.6%	10.1%	10.8%
Impairment of fixed assets	2.9%	0.7%	313.9%	1.2%	0.5%	132.4%

Operating expenses	98.8%	91.0%	2.1%	95.8%	89.0%	4.0%

Total operating expenses increased 2.1% for Q3 2009 compared to Q3 2008 and operating margin was 1.2% for Q3 2009 compared to 9.0% for Q3 2008. The changes were due to a 0.8% increase in the total months of club operation for Q3 2009 compared to Q3 2008 as well as the following factors:
     Payroll and related. Decreases for Q3 2009 compared to Q3 2008 were primarily due to decreases in ancillary club payroll expense directly related to the decline in ancillary club revenue and decreases in membership sales commissions and bonuses related to decreases in the number of memberships sold. Our payroll costs that we defer are limited to the amount of these initiation fees.
     Club operating. Increases for Q3 2009 compared to Q3 2008 were principally attributable to the eight clubs added after July 1, 2008.
     General and administrative. Decreases for Q3 2009 compared to Q3 2008 were principally attributable to decreases in general liability insurance expense due to a reduction in claims activity and therefore a reduction of claims reserves. The remainder of the expense decrease was due to cost reduction efforts realized within various general and administrative expenses.
     Depreciation and amortization. Increases for Q3 2009 compared to Q3 2008 were principally attributable to the eight clubs added after July 1, 2008 and the new laundry facility and corporate office in Elmsford, NY.

     Impairment of fixed assets. In Q3 2009, impairment losses of $3.5 million were recorded representing the write-offs of fixed assets at two underperforming clubs. In Q3 2008, impairment losses of $839,000 were recorded related to the planned closure of a club prior to its lease expiration date.
Net Loss for Q3 2009 was $1.5 million compared to net income of $3.8 million for Q3 2008. For the nine months ended September 30, 2009, net income was $1.7 million compared to $15.4 million for the nine months ended September 30, 2008.
Cash flow from operating activities for the nine months ended September 30, 2009 totaled $58.8 million, a decrease of $17.5 million from the same period last year, which primarily related to the decrease in earnings.
Share Repurchases: The Company did not repurchase shares during Q3 2009. The Company repurchased 2.1 million shares at a total cost of $5.4 million in Q1 2009, resulting in a decrease in the number of total common shares outstanding.
Fourth Quarter 2009 Business Outlook:
The Company is limiting its guidance to the fourth quarter of 2009. Based on the current business environment, recent performance and current trends in the marketplace, and subject to the risks and uncertainties in its forward-looking statements, the Company’s outlook for the fourth quarter includes the following:
•	Revenue for Q4 2009 is expected to be between $112.5 million and $114.5 million versus $122.9 million for Q4 2008. The Company expects Q4 2009 payroll costs to be slightly less than the Q3 2009 amount and depreciation and amortization expenses to be similar to Q3 2009 amount, although such items are expected to increase as a percentage of revenue given the anticipated decrease in revenue. General and administrative expense amounts are expected to approximate Q1 2009 levels.

•	The Company expects a net loss for Q4 2009 of between $1.8 million and $2.3 million, and loss per share to be in the range of $0.08 per share to $0.10 per share, assuming a 50% effective tax rate and 22.6 million weighted average fully diluted shares outstanding.
Investing Activities Outlook:
For the full-year 2009, we estimate we will invest approximately $53.0 million in capital expenditures. This amount includes approximately $16.3 million of capital expenditures primarily related to clubs opened in the second half of 2008 and 2009, $23.4 million to continue to upgrade existing clubs, $8.8 million to support and enhance our management information systems, and $4.5 million for the completion of a new regional laundry facility and corporate office in our New York Sports Clubs market. In the nine months ended September 30, 2009, we have invested $39.8 million in capital expenditures, and we opened four clubs and closed five clubs. We plan to close four additional clubs in 2009.
While we are still developing our capital investment plans for the full-year 2010, our total capital expenditures are expected to be between $36.0 million and $44.0 million and we currently expect to open one club in 2010.

Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the captions “Fourth Quarter 2009 Business Outlook” and “Investing Activities Outlook”, other statements regarding future financial results and performance and potential sales revenue and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental matters, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 165 fitness clubs as of September 30, 2009, comprising 111 New York Sports Clubs, 26 Boston Sports Clubs, 19 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 494,000 members. For more information on TSI, visit http://www.mysportsclubs.com.
The Company will hold a conference call on Wednesday, October 28, 2009 at 4:30 PM (Eastern) to discuss the third quarter 2009 results. Alex Alimanestianu, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Website beginning October 29, 2009.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8258
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2009 and December 31, 2008
(All figures in $’000s)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$12,021	$10,399
Accounts receivable, net	6,130	4,508
Inventory	138	143
Prepaid corporate income taxes	3,571	8,116
Prepaid expenses and other current assets	11,779	14,154

Total current assets	33,639	37,320
Fixed assets, net	360,678	373,120
Goodwill	32,636	32,610
Intangible assets, net	198	281
Deferred tax assets, net	45,740	42,266
Deferred membership costs	10,117	14,462
Other assets	9,682	11,579

Total assets	$492,690	$511,638

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current portion of long-term debt	$10,650	$20,850
Accounts payable	7,223	7,267
Accrued expenses	31,693	35,565
Accrued interest	2,917	523
Deferred revenue	38,298	40,326

Total current liabilities	90,781	104,531
Long-term debt	316,975	317,160
Deferred lease liabilities	72,088	69,719
Deferred revenue	1,602	4,554
Other liabilities	12,654	14,902

Total liabilities	494,100	510,866
Stockholders’ (deficit) equity:
Common stock	23	25
Paid-in capital	(23,020)	(18,980)
Accumulated other comprehensive income (currency translation adjustment)	1,252	1,070
Retained earnings	20,335	18,657

Total stockholders’ (deficit) equity	(1,410)	772

Total liabilities and stockholders’ (deficit) equity	$492,690	$511,638

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
For the quarters and nine months ended September 30, 2009 and 2008
(All figures in $’000s except share and per share data)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Club operations	$119,282	$126,682	$367,370	$379,318
Fees and other	1,167	1,427	3,700	4,504

	120,449	128,109	371,070	383,822

Operating Expenses:
Payroll and related	47,487	49,171	146,480	146,228
Club operating	45,589	44,398	137,499	128,799
General and administrative	8,103	8,697	23,938	25,898
Depreciation and amortization	14,353	13,423	42,995	38,788
Impairment of fixed assets	3,473	839	4,604	1,981

	119,005	116,528	355,516	341,694

Operating income	1,444	11,581	15,554	42,128
Interest expense	5,378	5,783	15,944	17,930
Interest income	(1)	(76)	(2)	(291)
Equity in the earnings of investees and rental income	(444)	(634)	(1,452)	(1,701)

Income (loss) before provision (benefit) for corporate income taxes	(3,489)	6,508	1,064	26,190
Provision (benefit) for corporate income taxes	(2,004)	2,668	(614)	10,738

Net income (loss)	$(1,485)	$3,840	$1,678	$15,452

Earnings (loss) per share:
Basic	$(0.07)	$0.15	$0.07	$0.59
Diluted	$(0.07)	$0.14	$0.07	$0.58
Weighted average number of shares used in calculating earnings per share:
Basic	22,565,564	26,445,288	22,790,102	26,389,804
Diluted	22,565,564	26,547,121	22,825,640	26,464,915

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2009 and 2008
(All figures in $’000s)
(Unaudited)

	Nine Months
	Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$1,678	$15,452
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,995	38,788
Impairment of fixed assets	4,604	1,981
Non-cash interest expense on Senior Discount Notes	1,203	10,328
Write-off of deferred financing	100	—
Amortization of debt issuance costs	643	583
Noncash rental expense, net of noncash rental income	(1,686)	(242)
Compensation expense incurred in connection with stock options and common stock grants	1,257	876
Net changes in certain operating assets and liabilities	2,156	3,187
Increase in deferred tax asset	(3,474)	(2,400)
Landlord contributions to tenant improvements	4,664	4,282
Change in reserve for self-insured liability claims	430	1,738
Decrease in deferred membership costs	4,345	1,940
Other	(133)	(190)

Total adjustments	57,104	60,871

Net cash provided by operating activities	58,782	76,323

Cash flows from investing activities:
Capital expenditures	(39,805)	(63,162)
Insurance Proceeds	—	1,074

Net cash used in investing activities	(39,805)	(62,088)

Cash flows from financing activities:
Proceeds from borrowings on Revolving Loan Facility	82,800	—
Repayment of borrowings on Revolving Loan Facility	(93,000)	(9,000)
Repayment of long-term borrowings	(1,388)	(1,435)
Repurchase of common stock	(5,355)	—
Costs related to deferred financing	(615)	—
Proceeds from exercise of stock options	36	1,194
Tax benefit from stock option exercises	21	174

Net cash used in financing activities	(17,501)	(9,067)

Effect of exchange rate changes on cash	146	31

Net increase in cash and cash equivalents	1,622	5,199
Cash and cash equivalents at beginning of period	10,399	5,463

Cash and cash equivalents at end of period	$12,021	$10,662

Summary of change in certain operating assets and liabilities:
Increase in accounts receivable	$(1,618)	$(3,611)
Decrease (increase) in inventory	6	(4)
Decrease in prepaid expenses and other current assets	1,018	3,478
Increase in accounts payable, accrued expenses and accrued interest	651	4,301
Increase in accrued interest on Senior Discount Notes	2,538	—
Change in prepaid corporate income taxes	4,545	(2,120)
(Decrease) increase in deferred revenue	(4,984)	1,143

Net changes in certain operating assets and liabilities	$2,156	$3,187